10205 Westheimer Road Houston, Texas 77042 www.dresser-rand.com

For Immediate Release

Dresser-Rand Names Ray Carney Vice President, Controller and Chief Accounting Officer

HOUSTON, TX, November 3, 2008 - Dresser-Rand Group Inc. (“Dresser-Rand”) (NYSE: DRC), today announced that Ray Carney has been elected Vice President, Controller and Chief Accounting Officer to succeed Lonnie Arnett, who is retiring.

Carney joined Dresser-Rand in August 2008 as Corporate Controller, and has been working with Lonnie Arnett, Vice President, Controller and Chief Accounting Officer, to transition responsibilities. Carney was most recently with Alcoa, Inc., where he was Group Controller for a $10 billion global division with 27 plants around the world and headquartered in New York City. Prior to his time with Alcoa, he spent 13 years with Ernst & Young, a Big Four public accounting firm, in their Pittsburgh office serving a variety of clients including several that were publicly owned. Carney is a Certified Public Accountant (CPA) with a BS from Penn State University.

“We are pleased to announce Ray’s promotion,” said Mark Baldwin, Dresser-Rand’s Executive Vice President and Chief Financial Officer. “His extensive experience in serving in key financial leadership positions during his career will be very valuable as we continue to execute Dresser-Rand’s strategic plan.”

Mark Baldwin praised Arnett for his significant contributions to Dresser-Rand. Baldwin commented that, “Since joining Dresser-Rand in 2005, Lonnie has done an outstanding job of building and leading our accounting organization through the Company’s IPO, three subsequent secondary offerings, the elimination of our material weaknesses and substantially improving our overall accounting controls and professionalism.” Baldwin went on to say that, “Ray’s background makes him well suited to continue the positive momentum Lonnie has created for our organization.”

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About Dresser-Rand

Dresser-Rand is among the largest suppliers of rotating equipment solutions to the worldwide oil, gas, petrochemical, and process industries. The Company operates manufacturing facilities in the United States, France, Germany, United Kingdom, Norway, China, and India, and maintains a network of 31 service and support centers covering more than 140 countries.

This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, the Company’s plans, objectives, goals, strategies, future events, future revenue, or performance, capital expenditures, financing needs, plans, or intentions relating to acquisitions, business trends, executive compensation, and other information that is not historical information. The words “anticipates”, “believes”, “expects,” “intends”, and similar expressions identify such forward-looking statements. Although the Company believes that such statements are based on reasonable assumptions, these forward-looking statements are subject to numerous factors, risks, and uncertainties that could cause actual outcomes and results to be materially different from those projected. These factors, risks and uncertainties include, among others, the following: potential for material weaknesses in its internal controls; economic or industry downturns; its inability to implement its business strategy to increase aftermarket parts and services revenue; competition in its markets; failure to complete or achieve the expected benefits from any future acquisitions; economic, political, currency and other risks associated with international sales and operations; fluctuations in currencies and volatility in exchange rates; loss of senior management; environmental compliance costs and liabilities; failure to maintain safety performance acceptable to its clients; failure to negotiate new collective bargaining agreements; unexpected product claims and regulations; infringement on its intellectual property or infringement on others’ intellectual property; difficulty in implementing an information management system; and the Company’s brand name may be confused with others. These and other risks are discussed in greater detail in the Company’s filings with the Securities and Exchange Commission at www.sec.gov. Actual results, performance, or achievements could differ materially from those expressed in, or implied by, the forward-looking statements. The Company can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them does, what impact they will have on results of operations and financial condition. The Company undertakes no obligation to update or revise forward-looking statements, which may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events. For information about Dresser-Rand, go to its website at www.dresser-rand.com.

Investor Contact: Blaise Derrico, Director Investor Relations (713) 973-5497

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